                                                                     EXHIBIT 4.2










================================================================================

                              AMENDED AND RESTATED

                                TRUST AGREEMENT


                                    between


                     FORD CREDIT AUTO RECEIVABLES TWO L.P.

                                 as Depositor,


                                      and

                              __________________,

                                as Owner Trustee




                        Dated as of _________ __, ____
                                    --------- --  -----

================================================================================

                               TABLE OF CONTENTS

                                                               Page
                                                               ----

                                   ARTICLE I
                             DEFINITIONS AND USAGE

                Definitions and Usage  . . . . . . . . . . . .    1

                                   ARTICLE II
                           ORGANIZATION OF THE TRUST


SECTION 2.1.    Name . . . . . . . . . . . . . . . . . . . . .    2
SECTION 2.2.    Office . . . . . . . . . . . . . . . . . . . .    2
SECTION 2.3.    Purposes and Powers  . . . . . . . . . . . . .    2
SECTION 2.4.    Appointment of Owner Trustee . . . . . . . . .    3
SECTION 2.5.    Initial Capital Contribution of
                Owner Trust Estate . . . . . . . . . . . . . .    3
SECTION 2.6.    Declaration of Trust . . . . . . . . . . . . .    3
SECTION 2.7.    Liability of the Depositor . . . . . . . . . .    4
SECTION 2.8.    Title to Trust Property  . . . . . . . . . . .    5
SECTION 2.9.    Situs of Trust . . . . . . . . . . . . . . . .    5
SECTION 2.10.   Representations and Warranties of
                the Depositor  . . . . . . . . . . . . . . . .    5
SECTION 2.11.   Federal Income Tax Matters . . . . . . . . . .    7


                                 ARTICLE III
                 TRUST CERTIFICATES AND TRANSFER OF INTERESTS

SECTION 3.1.    Initial Beneficial Ownership   . . . . . . . .   10
SECTION 3.2.    The Certificates   . . . . . . . . . . . . . .   10
SECTION 3.3.    Authentication of Certificates . . . . . . . .   10
SECTION 3.4.    Registration of Certificates; Transfer
                and Exchange of Certificates . . . . . . . . .   11
SECTION 3.5.    Mutilated, Destroyed, Lost or
                Stolen Certificates  . . . . . . . . . . . . .   13
SECTION 3.6.    Persons Deemed Owners of Certificates            13
SECTION 3.7.    Access to List of
                Certificateholders' Names and Addresses  . . .   13
SECTION 3.8.    Maintenance of Office or Agency  . . . . . . .   14
SECTION 3.9.    Appointment of Certificate Paying Agent          14
SECTION 3.10.   Ownership by Depositor of
                Certificates . . . . . . . . . . . . . . . . .   15
SECTION 3.11.   Book-Entry Certificates  . . . . . . . . . . .   16
SECTION 3.12.   Notices to Clearing Agency   . . . . . . . . .   17
SECTION 3.13.   Definitive Certificates  . . . . . . . . . . .   18


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                                  ARTICLE IV
                           ACTIONS BY OWNER TRUSTEE


SECTION 4.1.    Prior Notice to Certificateholders
                with Respect to Certain Matters  . . . . . . .   19
SECTION 4.2.    Action by Certificateholders
                with Respect to Certain Matters  . . . . . . .   20
SECTION 4.3.    Action by Certificateholders
                with Respect to Bankruptcy . . . . . . . . . .   20
SECTION 4.4.    Restrictions on
                Certificateholders' Power  . . . . . . . . . .   20
SECTION 4.5.    Majority Control   . . . . . . . . . . . . . .   20


                                  ARTICLE V
                  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1.    Establishment of Certificate
                Distribution Trust Account . . . . . . . . . .   22
SECTION 5.2.    Application of Trust Funds . . . . . . . . . .   22
SECTION 5.3.    Method of Payment  . . . . . . . . . . . . . .   24
SECTION 5.4.    No Segregation of Monies;
                No Interest  . . . . . . . . . . . . . . . . .   24
SECTION 5.5.    Accounting and Reports to the
                Noteholders, Certificateholders,
                the Internal Revenue Service and Others  . . .   25
SECTION 5.6.    Signature on Returns;
                Tax Matters Partner  . . . . . . . . . . . . .   25


                                  ARTICLE VI
                    AUTHORITY AND DUTIES OF OWNER TRUSTEE


SECTION 6.1.    General Authority  . . . . . . . . . . . . . .   26
SECTION 6.2.    General Duties     . . . . . . . . . . . . . .   26
SECTION 6.3.    Action upon Instruction  . . . . . . . . . . .   27
SECTION 6.4.    No Duties Except as Specified
                in this Agreement or in Instructions . . . . .   28
SECTION 6.5.    No Action Except Under
                Specified Documents or Instructions  . . . . .   29
SECTION 6.6.    Restrictions . . . . . . . . . . . . . . . . .   29


                                 ARTICLE VII
                         REGARDING THE OWNER TRUSTEE

SECTION 7.1.    Acceptance of Trusts and Duties  . . . . . . .   30
SECTION 7.2.    Furnishing of Documents  . . . . . . . . . . .   32
SECTION 7.3.    Representations and Warranties . . . . . . . .   32
SECTION 7.4.    Reliance; Advice of Counsel  . . . . . . . . .   32

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SECTION 7.5.    Not Acting in Individual Capacity  . . . . . .   33
SECTION 7.6.    Owner Trustee Not Liable for   . . . . . . . .
                Certificates or Receivables  . . . . . . . . .   34
SECTION 7.7.    Owner Trustee May Own
                Certificates and Notes   . . . . . . . . . . .   34


                                 ARTICLE VIII
                 COMPENSATION AND INDEMNITY OF OWNER TRUSTEE

SECTION 8.1.    Owner Trustee's Fees and Expenses  . . . . . .   35
SECTION 8.2.    Indemnification  . . . . . . . . . . . . . . .   35
SECTION 8.3.    Payments to the Owner Trustee  . . . . . . . .   35


                                  ARTICLE IX
                                 TERMINATION

SECTION 9.1.    Termination of Trust Agreement   . . . . . . .   36
SECTION 9.2.    Dissolution upon Insolvency or Dissolution
                of Depositor or General Partner    . . . . . .   38
SECTION 9.3.    Redemption of the Certificates.    . . . . . .   39


                                ARTICLE X
                         SUCCESSOR OWNER TRUSTEES
                      AND ADDITIONAL OWNER TRUSTEES


SECTION 10.1.   Eligibility Requirements
                for Owner Trustee  . . . . . . . . . . . . . .   42
SECTION 10.2.   Resignation or Removal
                of Owner Trustee   . . . . . . . . . . . . . .   42
SECTION 10.3.   Successor Owner Trustee  . . . . . . . . . . .   43
SECTION 10.4.   Merger or Consolidation
                of Owner Trustee   . . . . . . . . . . . . . .   44
SECTION 10.5.   Appointment of Co-Trustee
                or Separate Trustee  . . . . . . . . . . . . .   44

                                   ARTICLE XI
                                 MISCELLANEOUS

SECTION 11.1.   Supplements and Amendments   . . . . . . . . .   47
SECTION 11.2.   No Legal Title to Owner Trust
                Estate in Certificateholders   . . . . . . . .   49
SECTION 11.3.   Limitation on Rights of Others   . . . . . . .   49
SECTION 11.4.   Notices  . . . . . . . . . . . . . . . . . . .   49
SECTION 11.5.   Severability   . . . . . . . . . . . . . . . .   50
SECTION 11.6.   Separate Counterparts    . . . . . . . . . . .   50
SECTION 11.7.   Successors and Assigns   . . . . . . . . . . .   50
SECTION 11.8.   Covenants of Depositor and General Partner . .   51


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SECTION 11.9.  No Petition  . . . . . . . . . . . . . . . .   51
SECTION 11.10. No Recourse. . . . . . . . . . . . . . . . .   52
SECTION 11.11. Headings   . . . . . . . . . . . . . . . . .   52
SECTION 11.12. Governing Law  . . . . . . . . . . . . . . .   52
SECTION 11.13. Maintenance of Net Worth . . . . . . . . . .   52


EXHIBIT A      Form of Certificate
EXHIBIT B      Form of Certificate of Trust
EXHIBIT C      Form of Certificate Depository Agreement

APPENDIX A     Definitions and Usage


                                      iv

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     AMENDED AND RESTATED TRUST AGREEMENT, dated as of _________ __, ____ (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), between FORD CREDIT AUTO RECEIVABLES TWO L.P., a Delaware limited partnership, as Depositor, having its principal executive office at The American Road, Dearborn, Michigan 48121; and _______________, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under this Agreement, having its principal corporate trust office at
_________________.

     WHEREAS, the parties hereto intend to amend and restate that certain Trust Agreement, dated as of _________ __, ____ between the Depositor and the Owner Trustee, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Depositor and the Owner Trustee hereby agree as follows:


                                   ARTICLE I

                             DEFINITIONS AND USAGE

     Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

                                  ARTICLE II

                          ORGANIZATION OF THE TRUST

        SECTION 2.1. Name. The Trust created hereby shall be known as "Ford Credit Auto Owner Trust ____-__", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

        SECTION 2.2. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

        SECTION 2.3. Purposes and Powers. (a) The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

        (i) to issue the Notes pursuant to the Indenture, and the Certificates pursuant to this Agreement, and to sell the Notes and the Certificates upon the written order of the Depositor;

        (ii) with the proceeds of the sale of the Notes and the Certificates, to fund the Reserve Account and the Yield Supplement Account, to pay the organizational, start-up and transactional expenses of the Trust, and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

        (iii) to pay interest on and principal of the Notes and distributions on the Certificates.


        (iv) to Grant the Owner Trust Estate (other than the Certificate Distribution Account and the proceeds thereof) to the Indenture Trustee pursuant to the Indenture;

        (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

        (vi) to engage in those activities, including entering into agreements, that are necessary, suit-


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

      able or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

        (vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders and the Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

        SECTION 2.4. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

        SECTION 2.5. Initial Capital Contribution of Owner Trust Estate. As of ____________ __, ____, the Depositor sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of such date, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

        SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that (i) the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust and (ii) for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being


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

the Certificateholders (including the Depositor) and the Notes constituting indebtedness of the partnership. The parties agree that, unless otherwise required by the appropriate tax authorities, the Depositor, on behalf of the Trust, will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee has filed the Certificate of Trust with the Secretary of State of Delaware.

        SECTION 2.7. Liability of the Depositor. (a) Notwithstanding Section 3803 of the Business Trust Statute, the Depositor in its capacity as a Certificateholder shall be liable directly to, and will indemnify each injured party for, all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent that the assets of the Trust that would remain if all of the Notes were paid in full would be insufficient to pay any such losses, claims, damages, liabilities or expenses, or to the extent that such losses, claims, damages, liabilities and expenses in fact are not paid out of the Owner Trust Estate) that the Depositor would be liable if the Trust or the arrangement between the Depositor and the Trust were a partnership under the Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable to or indemnify Noteholders or Note Owners for any losses incurred by Noteholders or Note Owners in their capacity as holders of or beneficial owners of interests in limited recourse debt secured by the Owner Trust Estate or be liable to or indemnify Certificateholders or Certificate Owners for any losses incurred by the Certificateholders or Certificate Owners if such losses would nevertheless have been incurred if the Certificates were limited recourse debt secured by the Owner Trust Estate. In addition, any third-party creditors of the Trust, or the arrangement between the Depositor and the Trust (other than in connection with the obligations described in the preceding sentence for which the Depositor shall not be liable), shall be deemed third-party beneficiaries of this paragraph. The obligations of the Depositor under this paragraph shall be evidenced by the Certificates described in Section 3.10, which, for purposes of the Business Trust Statute, shall be deemed to be a separate class of Certificates from all other classes of Certificates issued by the Trust.

     (b) No Certificateholder other than the Depositor to the extent set forth in paragraph (a) of this Section 2.7, shall have any personal liability for any liability or obligation of the Trust.

     SECTION 2.8. Title to Trust Property. Legal title to the entirety of the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     SECTION 2.9. Situs of Trust. The Trust shall be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in the State of Delaware.

     SECTION 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

     (a) The Depositor is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

     (b) The Depositor is duly qualified to do business as a foreign limited partnership in good standing, and has obtained all necessary licenses and approv-als in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

     (c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms, and the Depositor has full power and authority to sell and assign the property to be sold and assigned to, and deposited with, the Trust, and the Depositor has duly authorized such sale and assignment and deposit to the Trust; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor.

     (d) This Agreement constitutes a legal, valid, and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

     (e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Certificate of Limited Partnership or the Limited Partnership Agreement, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

     (f) There are no proceedings or investigations pending or, to the Depositor's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates,

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

(ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or (iv) which might adversely affect the federal income tax attributes, or Applicable Tax State franchise or income tax attributes, of the Notes and the Certificates.

           (g)  The representations and warranties of the Depositor in Section
3.1 of the Purchase Agreement are true and correct.

           SECTION 2.11. Federal Income Tax Matters. The Certificateholders and the Certificate Owners acknowledge that it is their intent and that they understand it is the intent of the Depositor and the Servicer that, for purposes of federal income, state and local income and franchise tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Certificateholders by acceptance of a Certificate (and the Certificate Owners by acceptance of a beneficial interest in a Certificate) agree to such treatment and agree to take no action inconsistent with such treatment. For purposes of federal income, state and local income and franchise tax and any other income taxes each month:

           (a) amounts paid to any Certificateholder pursuant to Section 5.2(a)(i) shall be treated as a guaranteed payment within the meaning of
      Section 707(c) of the Code;

           (b)  to the extent the characterization provided for in paragraph
      (a) of this Section 2.11 is not respected, gross ordinary income of the Trust for such month as determined for federal income tax purposes shall be allocated among the Certificateholders as of the first Record Date following the end of such month, in proportion to their ownership of the aggregate Certificate Balance on such date, in an amount up to the sum of
      (i) the Accrued Certificate Interest for such month, (ii) the portion of the


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

      market discount on the Receivables accrued during such month that is allocable to the excess, if any, of the aggregate Initial Certificate Balance of the Certificates over their initial aggregate issue price and
      (iii) any amount expected to be distributed to the Certificateholders pursuant to Section 4.6(c) of the Sale and Servicing Agreement (to the extent not previously allocated pursuant to this paragraph (b)) to the extent necessary to reverse any net loss previously allocated to Certificateholders (to the extent not previously reversed pursuant to this clause (iii));

           (c) thereafter all remaining net income of the Trust for such month as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated to the Depositor, to the extent thereof; and

           (d) any other provision of this Agreement to the contrary notwithstanding, the Depositor shall be allocated no less than 2% of each item of income, gain, credit, loss and deduction (which allocation shall be made only to the extent the other allocations of this Section 2.11 are insufficient to provide for such 2% allocation for such month).


If the gross ordinary income of the Trust for any month is insufficient for the allocations described in paragraph (b) above, subsequent gross ordinary income shall first be allocated to make up such shortfall before any allocation pursuant to paragraph (c) above. Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated to the Depositor to the extent the Depositor, in its capacity as Depositor, is reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the Certificateholders as of the first Record Date following the end of such month in proportion to their ownership of the aggregate Certificate Balance on such Record Date. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor or the Certificateholders or as otherwise required by the Code.

                                  ARTICLE III

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

     SECTION 3.1. Initial Beneficial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor shall be the sole beneficial owner of the Trust.

     SECTION 3.2. The Certificates. The Certificates shall be issued in denominations of at least $1,000 and in integral multiples of $1,000 in excess thereof; provided, however, that Certificates may be issued to the Depositor pursuant to Section 3.10(i) in such denominations as to represent at least 2% of the Initial Certificate Balance. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

     SECTION 3.3. Authentication of Certificates. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates, in an aggregate principal balance equal to the Initial Certificate Balance, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by the chairman of the board, the president, any executive vice president, any vice president, the secretary, any assistant secretary, the treasurer or any assistant treasurer of the General Partner, without further action by the Depositor, in authorized denominations. No Certificate shall entitle its Certificateholder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A attached hereto executed by the Owner Trustee or ____________, as the

Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 3.4. Registration of Certificates; Transfer and Exchange of Certificates. (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. _____________ shall be the initial Certificate Registrar. No transfer of a Certificate shall be recognized except upon registration of such transfer in the Certificate Register.

     (b) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, the Owner Trustee shall execute, authenticate and deliver (or shall cause ___________, as its authenticating agent, to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates (other than the Certificates issued to the Depositor pursuant to Section 3.10(i)) may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to
Section 3.8.

     Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The preceding provisions of this Section 3.4 notwithstanding, the Owner Trustee shall not make and the Certificate Registrar need not register any transfer or exchange of Certificates for a period of fifteen (15) days preceding any Distribution Date for any payment with respect to the Certificates.

     The Certificates and any beneficial interest in such Certificates may not be acquired by (a) employee benefit plans (as defined in section 3(3) of ERISA) that are subject to the provisions of Title I of ERISA, (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts described in Section 408(a) of the Code or Keogh plans, or (c) entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each, a "Benefit Plan"). By accepting and holding a Certificate or an interest therein, the Certificateholder thereof or the Certificate Owner thereof shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing Certificates on behalf of a Benefit Plan.


     The Certificates and any beneficial interest in such Certificates may not be purchased by Persons other than U.S. Persons and non-U.S. Persons who shall have satisfied the Depositor and the Owner Trustee that such non-U.S. Person will be taxed with respect to its beneficial ownership of Certificates as if it were a U.S. Person. By accepting and holding a Certificate or an interest therein, the Certificateholder thereof or the Certificate Owner thereof shall be deemed to have represented and warranted that it is not a non-U.S. Person and is not purchasing Certificates on behalf of a non-U.s. Person, unless such Certificateholder or Certificate Owner is a non-U.S. Person who shall have satisfied the Depositor and the Owner Trustee with respect to its taxation as a U.S. Person.

     SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or ___________, as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for, or in lieu of, any such mutilated, destroyed, lost or stolen Certificate a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.5, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 3.6. Persons Deemed Owners of Certificates. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any Certificate Paying Agent may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

     SECTION 3.7. Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, or to the Indenture Trustee, within fifteen (15) days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, or the Indenture Trustee, as the case may be, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Certificateholders of Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 3.8. Maintenance of Office or Agency. The Owner Trustee shall maintain in The Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates ____________, ____________, New York, New York _______ as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Registrar or any such office or agency.

     SECTION 3.9. Appointment of Certificate Paying Agent. The Certificate Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Certificate Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Certificate Paying Agent if the Owner Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall initially be the Owner Trustee, and any co-paying agent chosen by the Owner Trustee. The Owner Trustee shall be permitted to resign as Certificate Paying Agent upon thirty (30) days' written notice to the Owner Trustee. In the event that _____________ shall no longer be the Certificate Paying Agent, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Owner Trustee also in its role as Certificate Paying Agent, for so long as the Owner Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION 3.10. Ownership by Depositor of Certificates. The Depositor shall, on the Closing Date, acquire, and shall thereafter retain, beneficial and record ownership of, Certificates representing at least 2% of the Certificate Balance. The Depositor shall also be entitled to receive amounts released from the Reserve Account and any amounts not needed on any Distribution Date to make payments on the Notes or the Certificates or to make deposits to the Reserve Account pursuant to Section 4.6 of the Sale and Servicing Agreement. The Depositor may not transfer any such rights unless it shall have received an Opinion of Counsel that such transfer shall not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation.
Any attempted transfer of any Certificate that would reduce such interest of the Depositor (including the right to receive distributions in respect of interest on the Certificates held by the Depositor) below 2% of (x) the Certificate Balance and (y) the aggregate of the distributions in respect of interest on the Certificate Balance shall be null and void. The Owner Trustee shall cause any Certificate issued to the Depositor to contain a legend to the following effect: "THIS CERTIFICATE IS NOT TRANSFERABLE AND ANY ATTEMPTED TRANSFER OF THIS CERTIFICATE SHALL BE NULL AND VOID".

     SECTION 3.11. Book-Entry Certificates. The Certificates, upon original issuance, will be issued in the form of a typewritten Certificate or Certificates representing Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust; provided, however, that one Definitive Certificate (as defined below) may be issued to the Depositor pursuant to Section 3.10. Such Certificate or Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in such Certificate, except as provided in Section
3.13. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to
Section 3.13:

           (i) the provisions of this Section shall be in full force and effect;

           (ii) the Certificate Registrar and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the distribution of principal of and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Certificateholder of the Certificates and shall have no obligation to the Certificate Owners;

           (iii) to the extent that the provisions of this Section 3.11 conflict with any other provisions of this Agreement, the provisions of this Section 3.11 shall control;

           (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 3.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions in respect of principal of and interest on the Certificates to such Clearing Agency Participants; and

          (v)  whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Certificates and has delivered such instructions to the Owner Trustee.

          SECTION 3.12. Notices to Clearing Agency. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.13, the Owner Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and shall have no obligations to the Certificate Owners.

          SECTION 3.13. Definitive Certificates. If (i) the Administrator advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Certificates, and the Administrator is unable to locate a qualified successor,
(ii) the Administrator at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of an Event of Default or an Event of Servicing Termination, Certifi-cate Owners evidencing beneficial interests aggregating not less than a majority of the Certificate Balance advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Owner Trustee of the occurrence of any such event and of the availability of the Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Owner Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Owner Trustee shall recognize the registered holders of the Definitive Certificates as Certificateholders. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

       SECTION 4.1. Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless, (I) at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholders and the Rating Agencies in writing of the proposed action and (II) Certificateholders holding not less than a majority of the aggregate Certificate Balance shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

           (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought by the Servicer in connection with the collection of the Receivables) and the settlement of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection by the Servicer of the Receivables);

           (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

           (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

           (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

           (e) the amendment, change or modification of the Sale and Servicing Agreement or the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or to add any provision that would not materially adverse-ly affect the interests of the Certificateholders; or

           (f) the appointment pursuant to the Indenture of a successor Note Registrar, Note Paying Agent or Indenture Trustee, or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

      SECTION 4.2. Action by Certificateholders with Respect to Certain Matters. The Owner Trustee may not, except upon the occurrence of an Event of Servicing Termination subsequent to the payment in full of the Notes and in accordance with the written direction of Certificateholders holding not less than a majority of the aggregate Certificate Balance, (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Article VIII thereof, (b) appoint a successor Servicer pursuant to Article VIII of the Sale and Servicing Agreement, (c) remove the Administrator under the Administration Agreement pursuant to Section 9 thereof or (d) appoint a successor Administrator pursuant to Section 9 of the Administration Agreement.

     SECTION 4.3.  Action by Certificateholders with Respect to Bankruptcy.
The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust unless the Notes have been paid in full and each Certificateholder (other than the Depositor) approves of such commencement in advance and delivers to the Owner Trustee a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

     SECTION 4.4. Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

     SECTION 4.5. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

                                   ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

     SECTION 5.1. Establishment of Certificate Distribution Account. Pursuant to Section 4.1(c) of the Sale and Servicing Agreement, there has been established and there shall be maintained a segregated trust account in the name of the Owner Trustee at a Qualified Institution or Qualified Trust Institution (which shall initially be _____________), which shall be designated as the "Certificate Distribution Account." The Certificate Distribution Account shall be held in trust in the name of the Owner Trustee for the benefit of the Certificateholders. Except as expressly provided in Section 3.9, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee. All monies deposited from time to time in the Certificate Distribution Account pursuant to the Sale and Servicing Agreement shall be applied as provided in the Basic Documents. In the event that the Certificate Distribution Account is no longer to be maintained at the corporate trust department of ____________, the Servicer shall, with the Owner Trustee's assistance as necessary, cause the Certificate Distribution Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

     SECTION 5.2.  Application of Trust Funds.

     (a) On each Distribution Date, the Owner Trustee (if other than the Certificate Paying Agent) shall, based on the information contained in the Servicer's Certificate delivered on the relevant Determination Date pursuant to
Section 3.9 of the Sale and Servicing Agreement, transfer the amount deposited in the Certificate Distribution Account pursuant to Section 4.6(c) of the Sale and Servicing Agreement on such Distribution Date to the Certificate Paying Agent, or the Certificate Paying Agent, based upon such information, shall withdraw from the Certificate Distribution Account, for distribution to the Certificateholders on a pro rata basis, to the extent of funds available, in the following order of priority:

                  (i) first, an amount equal to the Accrued Certificate Interest; and

                  (ii) second, an amount equal to the Certificateholders' Regular Principal.

     (b) On each Distribution Date, the Owner Trustee shall, or shall cause the Certificate Paying Agent to, send to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 4.9 of the Sale and Servicing Agreement with respect to such Distribution Date.

     (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this Section 5.2. The Owner Trustee and each Certificate Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any such withholding tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may, in its sole discretion, withhold such amounts in accordance with this paragraph (d). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

     SECTION 5.3. Method of Payment. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five (5) Business Days prior to such Distribution Date and such Certificateholder's Certificates in the aggregate evidence a denomination of not less than $1,000,000, or (ii) such Certificateholder is the Depositor or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register; provided, however, that, unless Definitive Certificates have been issued pursuant to
Section 3.13, with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Owner Trustee pursuant to Section 3.8.

     SECTION 5.4.  No Segregation of Monies; No Interest.  Subject to Sections
5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, the Indenture or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     SECTION 5.5. Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others. The Owner Trustee shall, based on information provided by or on behalf of the Depositor, (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its federal and state income tax returns, (c) file (or cause to be filed) such tax returns relating to the Trust (including a partnership information return, IRS Form 1065), and make such elec-tions as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect (or cause to be collected) any withholding tax as described in and in accordance with Section 5.2(d) with respect to income or distributions to Certificateholders. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under Section 754 of the Code.

     SECTION 5.6. Signature on Returns; Tax Matters Partner. (a) The Depositor, as general partner for income tax purposes, shall sign, on behalf of the Trust, the tax returns of the Trust.

     (b) The Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                   ARTICLE VI

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

     SECTION 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof and the Depositor's execution of this Agreement, and to direct the Indenture Trustee to authenticate and deliver Notes in the aggregate principal amount of $__________. In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action on behalf of the Trust as is permitted by the Basic Documents and which the Servicer or the Administrator recommends with respect to the Basic Documents, except to the extent that this Agreement expressly requires the consent of Certificateholders for such action.

     SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the lien of the Indenture and in accordance with the provisions of this Agreement and the other Basic Documents.
Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator is required in the Administration Agreement to perform any act or to discharge such duty of the Owner Trustee or the Trust hereunder or under any other Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, moni-tor or otherwise supervise the administration, servicing or collection of the Receivables.

     SECTION 6.3. Action upon Instruction. (a) Subject to Article IV, and in accordance with the terms of the Basic Documents, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Trust.

     (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

     (d) In the event the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

        SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any lien (other than the lien of the Indenture) on any part of the Owner Trust Estate that results from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

     SECTION 6.5. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which the Trust or the Owner Trust is a party and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

     SECTION 6.6.  Restrictions.  The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in Section
2.3 or (b) that, to the actual knowledge of the Owner Trustee, would (i) affect the treatment of the Notes as indebtedness for federal income or Applicable Tax State income or franchise tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for federal income or Applicable Tax State income or franchise tax purposes or (iii) cause the Trust or any portion thereof to be taxable as an association or publicly traded partnership taxable as a corporation for federal income or Applicable Tax State income or franchise tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.6.

                                  ARTICLE VII

                          REGARDING THE OWNER TRUSTEE

           SECTION 7.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of this Agreement to which the Trust or Owner Trustee is a party and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

           (a) the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

           (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Certificateholder, the Indenture Trustee, the Depositor, the Administrator or the Servicer;

           (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

           (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or amounts distributable on the Certificates;

           (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the other Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

           (f) the Owner Trustee shall not be liable for the default or misconduct of the Servicer, the Administrator, the Depositor or the Indenture Trustee under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Servicer under the Sale and Servicing Agreement or the Indenture Trustee under the Indenture; and

           (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its willful misconduct, bad faith or negligence in the performance of any such act.

     SECTION 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

           SECTION 7.3. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

           (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

           (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

           (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

      SECTION 7.4. Reliance; Advice of Counsel. (a) The Owner Trustee may rely upon, shall be protected in relying upon, and shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclu-sive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

     SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, _______________ acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

     SECTION 7.6.  Owner Trustee Not Liable for Certificates or Receivables.
The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no repre-sentations as to the validity or sufficiency of this Agreement, of any other Basic Document or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or any intervening assignment; the completeness of any Receivable;
the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document, or the accuracy of any such warranty or representation or any action of the Indenture Trustee, the Administrator or the Servicer or any subservicer taken in the name of the Owner Trustee.

     SECTION 7.7. Owner Trustee May Own Certificates and Notes. The Owner Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Servicer, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIII

                  COMPENSATION AND INDEMNITY OF OWNER TRUSTEE

     SECTION 8.1. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to and reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

     SECTION 8.2. Indemnification. The Depositor shall be liable as prime obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder; provided that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Indemnified Party. The indemnities contained in this Section 8.2 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.2, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

     SECTION 8.3. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                   ARTICLE IX

                                  TERMINATION

     SECTION 9.1. Termination of Trust Agreement. (a) This Agreement (other than the provisions of Article VIII) and the Trust shall terminate and be of no further force or effect, (i) upon the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement and Article V or (ii) at the time provided in Section 9.2. Any Insolvency Event, liquidation, dissolution, death or incapacity with respect to any Certificateholder, other than the Depositor as described in Section 9.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 9.1(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five (5) Business Days of receipt of notice of such termination from the Servicer, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Certificate Paying Agent at the time such notice is given to

Certificateholders. Upon presentation and surrender of the Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 5.2.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

     (d) Upon final distribution of any funds remaining in the Trust, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810(c) of the Business Trust Statute.

     SECTION 9.2. Dissolution upon Insolvency or Dissolution of Depositor or General Partner. Notwithstanding the provisions of Section 3808 of the Business Trust Statute, in the event that an Insolvency Event or a dissolution shall occur with respect to the Depositor or the General Partner, the Receivables shall be sold and this Agreement and the Trust shall be terminated in accordance with Section 9.1 ninety (90) days after the date of such Insolvency Event or dissolution, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from (a) Certificateholders (other than the Depositor, the Servicer or their Affiliates) of Certificates evidencing not less than a majority of the Certificate Balance and a majority of the right to receive distributions in respect of return on the Certificate Balance, (b) the Noteholders (other than the Depositor, the Servicer or their Affiliates) of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding and a majority of the right to receive interest on the Notes Outstanding, and (c) holders of other interests, if any (the existence of which interests the Administrator will have advised the Owner Trustee in writing), in the Reserve Account (other than the Depositor, the Servicer or their Affiliates) having interests with a value not less than a majority of the value of all interests in the Reserve Account, to the effect that each such party disapproves of the liquidation of the Receivables and termination of the Trust and in connection therewith the Indenture Trustee (i) appoints an entity acceptable to Ford Credit to acquire an interest in the Trust and to act as substitute "general partner" of the Trust for federal income tax purposes and (ii) obtains an Opinion of Counsel that the Trust will not thereafter be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax and Applicable Tax State purposes. Promptly after the occurrence of any Insolvency Event or dissolution with respect to the Depositor or the General Partner, (A) the Depositor shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event, (B) the Owner Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Certificateholders, holders of interests, if any, in the Reserve Account and the Indenture Trustee, of the occurrence of such event, (C) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event or dissolution from the Owner Trustee or the Depositor, give prompt written notice to the Noteholders of the occurrence of such event, and (D) the Owner Trustee shall, upon receipt of written instructions from the applicable percentages of Noteholders, Certificateholders and holders of interests, if any, in the Reserve Account disapproving of liquidation and termination, give prompt written notice thereof to the Indenture Trustee; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.2. Upon a termination pursuant to this Section 9.2, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts, the Reserve Account, the Yield Supplement Account and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections of Receivables under the Sale and Servicing Agreement and deposited in the Collection Account and the Notes and Certificates shall be paid in accordance with Section 4.6 of the Sale and Servicing Agreement.

     SECTION 9.3. Redemption of Certificates. (a) The Certificates shall be redeemed in whole, but not in part, at the direction of the Servicer pursuant to Section 9.1(a) of the Sale and Servicing Agreement, on any Distribution Date on which the Servicer exercises its option to purchase the assets of the Trust pursuant to said Section 9.1(a), and the amount paid by the Servicer shall be treated as collections of Receivables and applied to pay the unpaid principal amount of the Notes and the Certificates plus accrued and unpaid interest thereon. The Servicer shall furnish the Rating Agencies and the Certificateholders notice of such redemption. If the Certificates are to be redeemed pursuant to this Section 9.3(a), the Servicer shall furnish notice of such election to the Owner Trustee not later than twenty (20) days prior to the Redemption Date and the Trust shall deposit by 10:00 A.M. (New York City time) on the Redemption Date in the Certificate Distribution Account the Redemption Price of the Certificates to be redeemed, whereupon all such Certificates shall be due and payable on the Redemption Date.

     (b) Notice of redemption under Section 9.3(a) shall be given by the Owner Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted immediately following receipt of notice from the Trust or Servicer pursuant to Section 9.3(a), but not later than ten (10) days prior to the applicable Redemption Date, to each Certificateholder as of the close of business on the Record Date preceding the applicable Redemption Date, at such Certificateholder's address or facsimile number appearing in the Certificate Register.

     All notices of Redemption shall state:

         (i) the Redemption Date;

         (ii) the Redemption Price; and

                    (iii) the place where such Certificates are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Owner Trustee to be maintained as provided in Section 3.8).

Notice of redemption of the Certificates shall be given by the Owner Trustee in the name and at the expense of the Trust. Failure to give notice of redemption, or any defect therein, to any Certificateholder shall not impair or affect the validity of the redemption of any other Certificate.

               (c) Following notice of redemption as required by Section 9.3(b), the Certificates shall on the Redemption Date be paid by the Trust at the Redemption Price and (unless the Trust shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price. Following payment in full of the Redemption Price, this Agreement and the Trust shall terminate.

                                   ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

     SECTION 10.1. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times (i) be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute; (ii) be authorized to exercise corporate trust powers; (iii) have a combined capital and surplus of at least $50,000,000 and shall be subject to supervision or examination by federal or state authorities; and (iv) shall have (or shall have a parent that has) a long-term debt rating of investment grade by each of the Rating Agencies or be otherwise acceptable to the Rating Agencies. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

     SECTION 10.2. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or if at any time an Insolvency Event with respect to the Owner Trustee shall have occurred and be continuing, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 10.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3, payment of all fees and expenses owed to the outgoing Owner Trustee and the filing of a certificate of amendment to the Certificate of Trust if required by the Business Trust Statute. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Certificateholders, the Indenture Trustee, the Noteholders and each of the Rating Agencies.

     SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement. Upon the resignation or removal of the predecessor Owner Trustee becoming effective pursuant to Section 10.2, such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement, and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

     No successor Owner Trustee shall accept appointment as provided in this
Section 10.3 unless, at the time of such acceptance, such successor Owner Trustee shall be eligible pursuant to Section 10.1.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.3, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

     SECTION 10.4. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.1; and provided further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies not less than fifteen (15) days prior to the effective date thereof.

     SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.5, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

           (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

           (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1. Supplements and Amendments. (a) This Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement inconsistent with any other provision of this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel satisfactory to the Owner Trustee and the Indenture Trustee adversely affect in any material respect the interests of any Noteholder or Certificateholder; and provided further that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment (A) will not materially adversely affect the federal or any Applicable Tax State income or franchise taxation of any outstanding Note or Certificate, or any Noteholder or Certificateholder and (B) will not cause the Trust to be taxable as a corporation for federal or any Applicable Tax State income or franchise tax purposes.

     (b) This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of (i) the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding and (ii) the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or (ii) reduce the aforesaid percentage of the principal amount of the Notes Outstanding and the Certificate Bal-ance required to consent to any such amendment, without the consent of all the Noteholders and Certificateholders affected thereby; and provided further, that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment (A) will not materially adversely affect the federal or any Applicable Tax State income or franchise taxation of any outstanding Note or Certificate, or any Noteholder or Certificateholder and (B) will not cause the Trust to be taxable as a corporation for federal or any Applicable Tax State income or franchise tax purposes.

     (c) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

     (d) It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section 11.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     (f) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     (g) In connection with the execution of any amendment to this Agreement or any amendment to any other agreement to which the Trust is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

     SECTION 11.2. No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their beneficial interests therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their beneficial interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 11.3. Limitation on Rights of Others. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Administrator, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.7), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 11.4. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Ford Credit Auto Receivables Two L.P. at the address of its principal executive office first above written; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

     SECTION 11.8. No Petition. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, and each Certificateholder or Certificate Owner, by accepting a Certificate or, in the case of a Certificate Owner, a beneficial interest in a Certificate, hereby covenant and agree that they will not, until after the Notes have been paid in full, institute against the Depositor, the General Partner or the Trust, or join in any institution against the Depositor, the General Partner or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

     SECTION 11.9. No Recourse. Each Certificateholder or Certificate Owner, by accepting a Certificate or, in the case of a Certificate Owner, a beneficial interest in a Certificate, acknowledges that such Certificateholder's Certificates or such Certificate Owner's beneficial interest in a Certificate represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the General Partner, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other Basic Documents.

     SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 11.12. Maintenance of Net Worth. The Depositor shall maintain partnership assets net of partnership liabilities, exclusive of its partnership interest or interests in the Trust (or any similar entity), at least equal to
___________________________.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                        FORD CREDIT AUTO RECEIVABLES
                                        TWO L.P., as Depositor



                                        By:  FORD CREDIT AUTO RECEIVABLES
                                             TWO, INC.,
                                             as General Partner


                                        By:_______________________
                                           Name:
                                           Title:


                                        ______________________________,
                                        not in its individual capacity
                                        but solely as Owner Trustee


                                        By:______________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A
                                                                       ---------

                             [FORM OF CERTIFICATE]


NUMBER                                                             $
                                                                     ---------
R-                                                                   CUSIP NO.
  -----


[CERTIFICATE ISSUED TO CEDE CO.: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[CERTIFICATE ISSUED TO THE DEPOSITOR: THIS CERTIFICATE IS NOT TRANSFERABLE AND ANY ATTEMPTED TRANSFER OF THIS CERTIFICATE SHALL BE NULL AND VOID.]

THE PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                      FORD CREDIT AUTO OWNER TRUST      -
                                                   ----- ---

                           % ASSET BACKED CERTIFICATE
                       ----

evidencing a beneficial interest in the property of the Trust, as defined below, which property includes a pool of motor vehicle retail installment sale contracts, secured by security interests in the motor vehicles financed thereby, sold to Ford Credit Auto Receivables Two L.P. by Ford Motor Credit Company and sold by Ford Credit Auto Receivables Two L.P. to the Trust. The property of the Trust (other than the Certificate Distribution Account and the proceeds thereof) has been pledged to the Indenture Trustee pursuant to the Indenture to secure the payment of the Notes issued thereunder.

(This Certificate does not represent an interest in or obligation of Ford Motor Credit Company, Ford Credit Auto Receivables Two L.P. or any of their respective Affiliates, except to the extent described below.)

     THIS CERTIFIES THAT CEDE & CO. is the registered owner of __________ DOLLARS nonassessable, fully-paid, beneficial interest in Certificates of Ford
Credit Auto Owner Trust     -   (the "Trust") formed by Ford Credit Auto
Receivables Two L.P., a Delaware limited partnership (the "Depositor"). The Certificates have an aggregate Initial Certificate Balance of $
and bear interest at a rate of     % per annum (the "Certificate Rate").

                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Dated:


_________________________,      __________________________________
as Owner Trustee           or   as Owner Trustee

By:______________________       By:___________________________, as
   Authorized Officer              Authenticating Agent

                                    By:___________________________
                                       Authorized Officer

     The Trust was created pursuant to an Amended and Restated Trust Agreement, dated as of __________ __ ,_____ (as from time to time amended, supplemented or otherwise modified and in effect, the "Trust Agreement"), by and among the Depositor and __________________, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as
"    % Asset Backed Certificates" (herein called the "Certificates").  Also issued under the Indenture, dated as of _____________ __,____ (as from time to time amended, supplemented or otherwise modified and in effect, the "Indenture"), between the Trust and _________________, as indenture trustee (in such capacity, the "Indenture Trustee"), are the Notes designated as ____% Class A-1 Asset Backed Notes, the ______% Class A-2 Asset Backed Notes and the % Class A-3 Asset Backed Notes (collectively, the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust includes (i) a pool of motor vehicle retail installment sales contracts for new and used automobiles and light trucks and certain rights and obligations thereunder (the "Receivables"); (ii) with respect to Precomputed Receivables, all monies due thereunder on or after the Cutoff Date and with respect to Simple Interest Receivables, all monies dur or received thereunder on or after the Cutoff Date;
(iii) security interests in the Financed Vehicles and any accessions thereto;
(iv) rights to proceeds from claims on certain physical damage, credit life, credit disability or other insurance policies, if any, covering Financed Vehicles or Obligors; (v) any Dealer Recourse; (vi) the Seller's rights to the Receivable Files; (vii) such amounts as from time to time may be held in one or more accounts maintained pursuant to the Sale and Servicing Agreement, dated as of __________________ (as from time to time amended, supplemented or otherwise modified and in effect, the "Sale and Servicing Agreement"), by and among the Trust, the Depositor, as seller (in such capacity, the "Seller"), and Ford Motor Credit Company, as servicer (the "Servicer"), including the Reserve Account and the Yield Supplement Account; (viii) the Seller's rights under the Sale and Servicing Agreement; (ix) Seller's rights under the Purchase Agreement and the Yield Supplement Agreement; (x) payments and proceeds with respect to the Receivables held by the Servicer; (xi) all property securing a Receivable; (xii) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables; and (xiii) any and all proceeds of the foregoing. THE RIGHTS OF THE OWNER TRUSTEE IN THE FOREGOING PROPERTY OF THE TRUST (OTHER THAN THE CERTIFICATE DISTRIBUTION ACCOUNT AND THE
PROCEEDS THEREOF) HAVE BEEN PLEDGED TO THE INDENTURE TRUSTEE TO SECURE THE PAYMENT OF THE NOTES.

     Under the Trust Agreement, there will be distributed on the day of each month or, if such _______________ day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing _____________ __ , ,____ to the Person in whose name this Certificate is registered at the close of business on the day prior to such Distribution Date or, if Definitive Certificates have been issued pursuant to Section 3.13 of the Trust Agreement, the __ day of the preceding month (the "Record Date") such Certificateholder's percentage interest in the amount to be distributed to Certificateholders on such Distribution Date; provided, however, that principal will be distributed to the Certificateholders on each Distribution Date on (to the extent of funds remaining after all classes of the Notes have been paid in full) and after the date on which all classes of the Notes have been paid in full. Notwithstanding the foregoing, following the occurrence and during the continuation of an event of default under the Indenture which has resulted in an acceleration of the Notes or following certain events of insolvency or a dissolution with respect to the Depositor or the General Partner, no distributions of principal or interest will be made on the Certificates until all the Notes have been paid in full.

     THE HOLDER OF THIS CERTIFICATE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THIS CERTIFICATE ARE SUBORDINATED TO THE RIGHTS OF THE NOTEHOLDERS AS DESCRIBED IN THE SALE AND SERVICING AGREEMENT, THE INDENTURE AND THE TRUST AGREEMENT.

     It is the intent of the Depositor, the Servicer, the Certificateholders and the Certificate Owners that, for purposes of federal income, state and local income tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Certificateholders by acceptance of a Certificate (and the Certificate Owners by acceptance of a beneficial interest in a Certificate), agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

     Each Certificateholder or Certificate Owner, by its acceptance of a Certificate or, in the case of a Certificate Owner, a beneficial interest in a Certificate, covenants and agrees that such Certificateholder or Certificate Owner will not at any time institute against the Depositor, the General Partner or the Trust, or join in any institution against the Depositor, the General Partner or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Certificates, the Trust Agreement or any of the other Basic Documents.

     Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee or the Certificate Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in The Borough of Manhattan, The City of New York.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Certificateholder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     This Certificate shall be construed in accordance with the laws of the State of Delaware and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.


     In WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.


                                    FORD CREDIT AUTO OWNER
                                       TRUST____-_



                                    By:__________________________, not in its
                                    individual capacity but solely as Owner
                                    Trustee




                                       By:___________________________
                                          Authorized Officer

                            [REVERSE OF CERTIFICATE]


     The Certificates do not represent an obligation of, or an interest in, the Depositor, the General Partner, the Servicer, the Administrator, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents.
In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A registration statement, which includes the Trust Agreement as an exhibit thereto, has been filed with the Securities and Exchange Commission with respect to the Notes and the Certificates.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Noteholders and the Certificateholders evidencing not less than a majority of the principal amount of the Notes Outstanding and the Certificate Balance, respectively. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and on all future Certificateholders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any of the Certificateholders.

     [CERTIFICATE ISSUED TO CEDE & CO: As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of the Certificates are registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by __________ in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in The Borough of Manhattan, The City of

New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

     Except for Certificates issued to the Depositor, the Certificates are issuable as registered Certificates without coupons in denominations of at least $1,000 and in integral multiples of $1,000 in excess thereof. Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Certificateholder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.]

     [CERTIFICATE ISSUED TO THE DEPOSITOR: As provided in the Trust Agreement, the transfer of this Certificate is prohibited.]

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The Certificate (including any beneficial interests therein) may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,
(ii) a plan described in section 4975(e)(1)j of the Internal Revenue Code of 1986, as amended (the "Code"), including an individual retirement account described in Section 408(a) of the Code or a Keogh plan or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Certificate or any beneficial interest herein, the Certificateholder hereof (or the Certificate Owner of any beneficial interest hereof) shall be deemed to have represented and warranted that it is not a Benefit Plan.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the Indenture, the Trust Agreement and the Sale and Servicing Agreement and any remaining assets of the Trust shall be distributed to the Depositor. The Servicer of the Receivables may at its option purchase the assets of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Notes and the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Initial Pool Balance.

                                   ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



_______________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)



_______________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________________________ Attorney to
transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:


                                                   ___________________________*/
                                                   Signature Guaranteed:


                                                   ___________________________*/


- ------------------------
*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                      EXHIBIT B
                                                                      ---------
                         [FORM OF CERTIFICATE OF TRUST]


                            CERTIFICATE OF TRUST OF
                      FORD CREDIT AUTO OWNER TRUST      -
                      -------------------------------------

     This Certificate of Trust of FORD CREDIT AUTO OWNER TRUST ____-__ (the "Trust"), dated as of __________ __, ____, is being duly executed and filed by ________________________, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is FORD CREDIT AUTO OWNER TRUST ____-__.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is __________________, ________________,
Delaware _____.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                    ______________________,
                                    not in its individual capacity but solely as owner trustee under a Trust Agreement dated as of ________ __, ____

                                    By: _______________________________
                                        Name:
                                        Title:

                                                                      EXHIBIT C
                                                                      ----------

                   [FORM OF CERTIFICATE DEPOSITORY AGREEMENT]

                                                                     APPENDIX A
                                                                     ----------

                             Definitions and Usage
                             ---------------------





                                     C-2